UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

U.S. Bancorp	USB Capital IX

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Certificate of Trust)

Delaware	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

41-0255900	20-6524064

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o U.S. Bancorp
800 Nicollet Mall	800 Nicollet Mall
Minneapolis, Minnesota	Minneapolis, Minnesota

(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

55402	55402

(Zip Code)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

6.189% Fixed-to-Floating Rate Normal Income Trust	New York Stock Exchange
Securities of USB Capital IX
(and the Guarantee of U.S. Bancorp with respect thereto)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-132297 and 333-132297-01
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Securities to Be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Securities to Be Registered.
     The descriptions set forth under the “Description of the ITS,” Description of the Stock Purchase Contracts,” “Description of the Junior Subordinated Notes,” Description of the Guarantee,” “Relationship among ITS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee” and “Description of the Preferred Stock” in the final prospectus supplement dated March 14, 2006, filed with the Commission on March 16, 2006, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-132297 and 333-132297-01) of U.S. Bancorp and USB Capital IX, filed on March 9, 2006, are incorporated herein by reference.
Item 2. Exhibits.

4.1	Junior Subordinated Indenture dated as of April 28, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee (incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A, File No. 01-06880).

4.3	Second Supplemental Indenture to Junior Subordinated Indenture dated as of December 29, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee, and Wilmington Trust Company, as successor Debenture Trustee (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated December 29, 2005).

4.4	Third Supplemental Indenture to Junior Subordinated Indenture dated as of March 17, 2006 between U.S. Bancorp and Wilmington Trust Company, as successor DebentureTrustee (incorporated by reference to Exhibit 4.2 of the current Report on Form 8-K of U.S. Bancorp dated March 17, 2006).

4.5	Restated Certificate of Trust of USB Capital IX (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3, File No. 333-132297).

4.6	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3, File No. 333-132297).

4.7	Form of Normal ITS Certificate (included as part of Exhibit 4.6).

4.8	Stock Purchase Contract Agreement between U.S. Bancorp and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee (incorporated by reference to Exhibit 4.3 of the current Report on Form 8-K of U.S. Bancorp dated March 17, 2006).

4.9	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3, File No. 333-132297).

4.10	Certificate of Designations of U.S. Bancorp with respect to Series A Non-Cumulative Perpetual Preferred Stock dated March 16, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated March 17, 2006).

SIGNATURE
     Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USB CAPITAL IX

By: U.S. Bancorp, as Depositor

Date: March 17, 2006	By:	/s/ Laura F. Bednarski

Name: Laura F. Bednarski
Title: Vice President

U.S. BANCORP

Date: March 17, 2006	By:	/s/ Laura F. Bednarski

Name: Laura F. Bednarski
Title: Vice President

INDEX TO EXHIBITS

4.1	Junior Subordinated Indenture dated as of April 28, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee (incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A, File No. 01-06880).

4.3	Second Supplemental Indenture to Junior Subordinated Indenture dated as of December 29, 2005 between U.S. Bancorp and Delaware Trust Company, National Association, as original Debenture Trustee, and Wilmington Trust Company, as successor Debenture Trustee (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated December 29, 2005).

4.4	Third Supplemental Indenture to Junior Subordinated Indenture dated as of March 17, 2006 between U.S. Bancorp and Wilmington Trust Company, as successor DebentureTrustee (incorporated by reference to Exhibit 4.2 of the current Report on Form 8-K of U.S. Bancorp dated March 17, 2006).

4.5	Restated Certificate of Trust of USB Capital IX (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3, File No. 333-132297).

4.6	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3, File No. 333-132297).

4.7	Form of Normal ITS Certificate (included as part of Exhibit 4.6).

4.8	Stock Purchase Contract Agreement between U.S. Bancorp and USB Capital IX, acting through Wilmington Trust Company, as Property Trustee (incorporated by reference to Exhibit 4.3 of the current Report on Form 8-K of U.S. Bancorp dated March 17, 2006).

4.9	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement on Form S-3, File No. 333-132297).

4.10	Certificate of Designations of U.S. Bancorp with respect to Series A Non-Cumulative Perpetual Preferred Stock dated March 16, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated March 17, 2006).